Filed pursuant to Rule 424(b)(3)
                                                             File No. 333-145620

                           PURDEN LAKE RESOURCE CORP.

                 2,500,000 SHARES COMMON STOCK AT $.02 PER SHARE

This is the initial offering of common stock of Purden Lake Resource Corp. and no public market currently exists for the securities being offered. Purden Lake Resource Corp. is offering for sale a total of 2,500,000 of common stock at a price of $0.02 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional ninety (90) days. The offering will end on May 18, 2008.

Purden Lake Resource Corp. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Purden Lake Resource Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT (SEE RISK FACTORS AND DILUTION). THE OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BY OUR COMPANY BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES OF THE COMPANY AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decisions.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, CURRENT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock          $.02           $50,000            $0              $50,000

As of the date of this prospectus, there is no public trading market for our common stock, and no assurance that a trading market for our securities will ever develop.

                The date of this prospectus is November 19, 2007

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    7
FORWARD LOOKING STATEMENTS                                                  8
USE OF PROCEEDS                                                             8
DETERMINATION OF OFFERING PRICE                                             9
DILUTION                                                                    9
PLAN OF DISTRIBUTION                                                       10
     Offering will be Sold by Our Officer and Directors                    10
     Terms of the Offering                                                 11
     Deposit of Offering Proceeds                                          11
     Procedures for and Requirements for Subscribing                       11
LEGAL PROCEEDINGS                                                          11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             12
DESCRIPTION OF SECURITIES                                                  12
INTEREST OF NAMED EXPERTS AND COUNSEL                                      13
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
   SECURITIES ACT LIABILITIES                                              14
ORGANIZATION WITHIN LAST FIVE YEARS                                        14
DESCRIPTION OF OUR BUSINESS                                                14
     Glossary                                                              15
     General Information                                                   16
     Competition                                                           22
     Compliance with Government Regulation                                 22
     Patents and Trademarks                                                23
     Need for Any government Approval of Principal Products                23
     Research and Development Activities                                   23
     Employees and Employment Agreements                                   23
     Reports to Security Holders                                           23
MANAGEMENT'S DISCUSSION & ANALYSIS OR PLAN OF OPERATION                    23
DESCRIPTION OF PROPERTY                                                    28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   28
EXECUTIVE COMPENSATION                                                     30
FINANCIAL STATEMENTS                                                       31
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                31

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Purden Lake" and "Purden Lake Resource" are to Purden Lake Resource Corp.

Purden Lake Resource Corp. was incorporated in the State of Delaware on November 30, 2006 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 23 Mechanic Street, Red Bank, NJ 07701. The telephone number is (732)358-0299.

We received our initial funding of $5,000 through the sale of common stock to our officer who purchased 1,000,000 shares of our common stock at $0.005 per share on November 30, 2006. On January 2, 2007 our director, Lisa Lopomo, paid $5,000 on our behalf for the cost of the mining claim on the Sandlot Claim property located in central British Columbia. The Sandlot Claim is the one property in our portfolio, on which the proceeds of the offering will be spent. She was issued 1,000,000 shares of common stock at $.005 per share for a total of $5,000 in exchange for the cash paid out. On July 21, 2007, 1,000,000 shares were issued to Ms. Lopomo in exchange for $5,000 or $0.005 per share. Our financial statements from inception (November 30, 2006) through September 30, 2007 report no revenues and a net loss of $11,603. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have purchased a mineral claim and geological report on the Sandlot Claim property. In doing extensive internet research into the mining industry and other public mining companies, Ms. Lopomo contacted Mr. Mohammed Reza though his public company, Action Minerals, to enquire about available mining properties and was sold the Sandlot property by Mr. Reza. We have not yet commenced any exploration activities on the claim. We plan to explore for bentonite on the Sandlot property. Bentonite is an absorbent, aluminium phyllosilicate clay that forms from weathering of volcanic ash, most often in the presence of water. Our property, the Sandlot Claim may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a bentonite deposit we will be required to expend substantial funds to bring our claim to production. Ms. Lopomo, our sole officer and director, has not personally visited the Sandlot property, but is relying upon her discussions with the geologist and his recommendations based upon his expertise and experience in mining operations in Western Canada.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares, and their investment in our securities is not liquid.

OFFERING

Securities Being Offered          2,500,000 shares of common stock.

Price per Share                   $0.02

Offering Period                   The shares are offered for a period not to
                                  exceed 180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                      $50,000

Securities Issued
 and Outstanding                  3,000,000 shares of common stock were issued
                                  and outstanding as of the date of this
                                  prospectus.

Registration costs                We estimate the total offering registration
                                  costs to be $6,900.

Common stock to be Outstanding
after the offering                5,500,000 shares of common stock, which
                                  assumes the sale of all shares pursuant to this direct all-or-none offering.

Market for the common shares      There is no public market for our common
                                  shares. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

Use of proceeds                   We will use all proceeds raised in connection
                                  with this offering for exploration,
                                  administration and office expense, legal and accounting expense, and working capital. See
                                  "use of proceeds" for a complete description.

Risk Factors                      The purchase of our common stock involves a
                                  high degree of risk. You should carefully review and consider "Risk Factors" on page 4.

The above-information regarding common stock to be outstanding after the offering is based on 3,000,000 shares of common stock outstanding as of the date of this prospectus.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. The following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on our mineral claim. We will need the funds from this offering to complete our business plan. As of September 30, 2007, we had cash in the amount of $3,397. We currently do not have any operations, and we have no income.

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Sandlot Claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 30, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR PURDEN LAKE RESOURCE CORP., WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 3 of our financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our management has no professional training or technical credentials in the field of geology. As a result, she may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Her decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY BENTONITE DEPOSITS RESULTING IN THE FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of bentonite. We have a geological report and the claim has been staked per British Columbia regulations. The claims were staked using Mineral Titles Online (MTO), an Internet-based mineral titles administration system that allows a user to acquire and maintain mineral titles by selecting the area on a seamless digital GIS map of British Columbia and pay the associated fees electronically. Jakobus George Coetzee , the author of the geology report on the Sandlot Property, personally examined the Property and the immediate surrounding area on August 2nd and 3rd, 2007. Mr. Coetzee graduated with a BSc (Honors) in Geology from University of Pretoria in South Africa in 1981 and is a member of the Society of Economic Geologists. He has worked as an exploration and mine geologist for more than 24 years in South Africa, North America and Mexico. We have a verbal agreement with Mr. Coetzee to conduct the exploration program. However; there is the possibility that our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIM THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF BENTONITE ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIM INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing bentonite of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the bentonite, investor acceptance of our claim and general market conditions. These factors may make the timing, amount and terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the roads providing access to our claim to become impassable. The area where the Sandlot Claim is located experiences 70 to 75 inches of precipitation annually of which 25% may occur as a snow equivalent. Winters generally last from November through March. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION, OR OTHER LEGAL UNCERTAINTIES, MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to excavation operations on the claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS AND CURRENTLY RESIDES IN NEW JERSEY, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Ms. Lopomo, our sole officer and director of the company, currently devotes approximately 5 hours per week providing management services to us. While she presently possesses adequate time to attend to our interests, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development. Ms. Lopomo currently resides in New Jersey while the claim is located in British Columbia. This could severely impact her ability to oversee the progress of the exploration program being carried out by Mr. Coetzee on the property. This could result in the program not being implemented properly for the company.

MS. LOPOMO, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, WILL OWN 55% OF OUR COMMON STOCK ASSUMING THE MAXIMUM OFFERING IS ACHIEVED, AND, AS A RESULT, SHE WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

     After the completion of this offering, Ms. Lopomo, our sole executive officer and director will own 55% of our common stock. Due to the controlling amount of her share ownership, she will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

MS. LOPOMO IS OUR SOLE OFFICER AND DIRECTOR. SHE HAS, AND WILL CONTINUE TO HAVE, SIGNIFICANT CONTROL OVER OUR CORPORATE GOVERNANCE AND OPERATIONS.

     Due to Ms. Lopomo's position as sole officer and director, she has significant influence in determining all corporate transactions and governance, including related party transactions, executive compensation, oversight of accounting functions and segregation of duties. Her interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

RISKS ASSOCIATED WITH THIS OFFERING:

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; our officer and director will sell the shares and she will not receive any commissions for doing so. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock, and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering, resulting in an inability to realize any value from your investment.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired her shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.008 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.01 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

BECAUSE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, YOUR SUBSCRIPTION COULD BE SEIZED BY CREDITORS. IF THAT OCCURS YOU COULD LOSE YOUR INVESTMENT.

     There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $6,900 cost of this registration statement to be paid from cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require cash to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

LISA LOPOMO, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING SHE WILL OWN 55% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the amount of Ms. Lopomo's share ownership in our company, if she chooses to sell her shares in the public market, the market price of our stock could decrease and all shareholders may suffer a dilution of the value of their stock. If she does sell any of her common stock, she will be subject to Rule 144 under the 1933 Securities Act which restricts the ability of a director or officer to sell shares by limiting the sales of securities during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported

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
     trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $50,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

               Total Proceeds to the Company              $50,000

               Exploration - Phase One                     18,400
               Exploration - Phase Two                     28,220
               Administration and Office Expense            1,000
               Legal and Accounting                         1,500
               Working Capital                                880
                                                          -------

               Total Use of Net Proceeds                  $50,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received. At that time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Ms. Lopomo, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our exploration program. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of August 15, 2007, the net tangible book value of our shares was $5,158 or $0.002 per share, based upon 3,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the offering proceeds of $50,000, the net tangible book value of the 5,500,000 shares to be outstanding will be $55,158, or approximately $.01 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder will be increased by $.008 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.01 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 55% of the total number of shares then outstanding, for which she will have made an investment of $15,000, or $.005 per share ($10,000 in cash and $5,000 to pay for the mining claim). Upon completion of the offering, the purchasers of the shares offered hereby will own 45% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.02 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .02
     Net Tangible Book Value Prior to this Offering       $ .002
     Net Tangible Book Value After Offering               $ .01
     Immediate Dilution per Share to New Investors        $ .01

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder         $ .005      3,000,000          55%          $15,000

     Investors in
     This Offering       $  .02      2,500,000          45%          $50,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Lisa Lopomo, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

     b. Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will she be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the expiration date, all money will be promptly returned to the investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Purden Lake Resource Corp.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings, and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officer and director of Purden Lake Resource Corp., whose one year terms will expire on 11/30/07, or at such a time as her successor shall be elected and qualified is as follows:

Name & Address         Age     Position      Date First Elected    Term Expires
--------------         ---     --------      ------------------    ------------
Lisa Lopomo            47      President,         11/30/06           11/30/07
23 Mechanic Street             Secretary,
Red Bank, NJ  07701            Treasurer,
                               CFO, CEO &
                               Director

The person named above is a promoter of Purden Lake Resource Corp., as that term is defined in the rules and regulations of the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Lisa Lopomo currently devotes 5 hours per week to company matters. After we receive funding Ms. Lopomo intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

Our officer or director has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Our officer and director has not been convicted in any criminal proceeding (excluding traffic violations) and is not the subject of a criminal proceeding which is currently pending.

RESUME

Ms. Lisa Lopomo has been President, Secretary, Treasurer, CEO, CFO and sole Director of the company since inception. She has been a homemaker for the last 15 years and an independent business consultant for the past 7 years. Her experience includes working with management of privately-held companies to maximize productivity as well as general corporate matters. Ms. Lopomo has experience in various industries including automotive, solar and pet care.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Purden Lake Resource Corp. voting securities by our officer, director and major shareholder as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Lisa Lopomo                    3,000,000     3,000,000        100%        55%

Officers and Directors
 as a Group                    3,000,000     3,000,000        100%        55%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the board of directors of the company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Articles of Incorporation, By-Laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the company's securities.

NON-CUMULATIVE VOTING

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the company's directors. After this Offering is completed, the present stockholder will own 55% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings (if any), capital requirements and financial position of the company, general economic conditions, and other pertinent factors. It is our present intention not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings (if any), in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named below has been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements from inception to the period ended March 31, 2007, included in this prospectus, have been audited by Bernstein & Pinchuk LLP, 7 Penn Plaza, Suite 830, New York, NY 10001. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Sichenzia, Ross, Friedman, Ference, LLP of 61 Broadway, 32nd Floor, New York, NY 10006 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Jakobus George Coetzee, with an office at #1, 1255 West Pender Street, Vancouver, B.C. has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Purden Lake Resource Corp. was incorporated in Delaware on November 30, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Lisa Lopomo was named sole officer and director of the company. At that time the board of directors voted to seek capital and begin development of our exploration plans. We received our initial funding of $5,000 through the sale of common stock to Ms. Lopomo who purchased 1,000,000 shares of our Common Stock at $0.005 per share on November 30, 2006. On January 2, 2007 Ms. Lopomo, paid $5,000 on our behalf for the cost of the mining claim. She was issued 1,000,000 shares of common stock at $.005 per share for a total of $5,000 in exchange for the cash paid out. On July 21, 2007 she was issued 1,000,000 shares in exchange for $5,000, or $0.005 per share.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.2 to our SB-2 Registration Statement.

There is the likelihood of our mineral claim containing little or no economic mineralization of bentonite. The Sandlot Claim is located immediately south of Purden Lake, a small resort community on Hwy 16 about 42 miles east of the City of Prince George in central British Columbia. The Sandlot property (Tenure #526466) comprises a contiguous group of ten claim units and covering an area of 472 acres. If our claim does not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Our exploration target is bentonite. Bentonite is an absorbent, aluminum phyllosilicate clay that forms from weathering of volcanic ash, most often in the presence of water. Bentonite is one of the most unusual and versatile industrial minerals in the world. It is used in a multitude of industrial, environmental, and consumer products. It is a naturally occurring mineral-based ore known as "swelling" clay that sorbs and retains water at very high levels. Bentonite can be used in cement, adhesives, ceramic bodies, cosmetics and cat litter.

Bentonite, in small percentages, is used as an ingredient in commercially designed clay bodies and ceramic glazes. Bentonite clay is also used in pyrotechnics to make end plugs and rocket nozzles. It is often used as a thickener in facial masks as it absorbs excess oil and dirt from the skin. Studies show that the internal use of volcanic ash goes back to the indigenous peoples of the high Andes mountains, tribes in Central Africa and the aborigines of Australia. Taken internally, it supports the intestinal system in the elimination of toxins. Bentonite also has the interesting property of adsorbing relatively large amounts of protein molecules from aqueous solutions. It is therefore uniquely useful in the process of winemaking, where it is used to remove excessive amounts of protein from white wines, making them clear. It also has the incidental use of inducing more rapid clarification of both red and white wines.

                                    GLOSSARY

"Argillite"              A metamorphic rock, intermediate between shale and
                         slate, that does not possess true slate cleavage
"Basalt"                 An extrusive volcanic rock
"BCDM"                   British Columbia Department of Mines
"Chert"                  A variety of silica that contains microcrystalline
                         quartz
"Clastic Rock"           A sedimentary rock composed principally of fragments
                         derived from pre-existing rocks and transported
                         mechanically to their place of deposition
"Diamond drill"          A rotary type of rock drill that cuts a core of rock
                         that is recovered in long cylindrical sections
"Fault"                  A fracture dividing a rock into two sections that have
                         visibly moved relative to each other
"Geological mapping"     The process of observing and measuring geological
                         features in a given area and plotting these features,
                         to scale, onto a map
"Geophysical survey"     A method of exploration that measures the physical
                         properties of rock formations including magnetism,
                         specific gravity, electrical conductivity and
                         resistance
"Mafic"                  Class of rock which crystallizes from silicate minerals
                         at relatively high temperatures. It is also sometimes
                         called basalt
"Massive sulphide
mineralization"          Mineralization that contains a variety of different
                         sulphide minerals - usually includes - sphalerite,
                         chalcopyrite, pyrite and pyrrhotite.
"Metamorphic"            A rock that has undergone chemical or structural
                         changes (heat, pressure, or a chemical reaction) that
                         causes changes to its original state - High-grade
                         metamorphic is a large amount of change
"Mineral claim"          A portion of land held either by a prospector or a
                         mining company, in British Columbia each claim is 500m
                         x 500m (1,640 ft2)
"Sedimentary rocks"      Secondary rocks formed from material derived from other
                         rocks and laid down underwater.

"Soil sampling"          The collecting of samples of soil, usually 2 pounds per
                         sample, from soil thought to be covering mineralized
                         rock. The samples are submitted to a laboratory that
                         will analyze them for mineral content
"Sphalerite"             A zinc sulphide mineral; the most common ore mineral of
                         zinc
"Stockwork"              A complex system of structurally controlled or randomly
                         oriented veins, also referred to as stringer zones
"Trenching"              The digging of long, narrow excavation through soil, or
                         rock, to expose mineralization
"Volcanic rocks"         Igneous rocks formed from magma that has flowed out or
                         has been violently ejected from a volcano

GENERAL INFORMATION

The one property in our portfolio, on which the proceeds of the offering will be spent, is the Sandlot Claim, consisting of 472 acres, included within 10 contiguous cells. The Sandlot Claim was staked using the British Columbia Mineral Titles Online computer Internet system and was assigned Tenure No. 526466 and is good to January 26, 2010.

The property is located in central British Columbia, approximately 42 road miles east of the City of Prince George.

The city of Prince George is the nearest community providing food, lodging amenities, rail and major highway links, road equipment operations for the logging industry and emergency medical facilities.

The property consists of one claim of 10 units covering an area of 489 acres. The area where the property is located experiences 70 to 75 inches of precipitation annually of which 25% may occur as a snow equivalent. Winters generally last from November through March.

The first recorded reference to the Purden Lake showing was in the 1960 Annual Report of the B.C Ministry of Energy, Mines and Petroleum Resources (EMPR). The reference has been reported only as a bentonite occurrence. Nothing else was recorded. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property.

It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available from several creeks located in the area.

A two phase exploration program to evaluate the area is recommended by the geologist in his report. Phase 1 of the work program will consist of geological mapping, soil sampling and rock sampling. Contingent upon favorable results from Phase 1, the Phase 2 work program would consist of a magnetometer survey and trenching.

The cost of the proposed program is $18,400 for the first phase of exploration work and $28,220 for the second phase. We plan to commence Phase 1 of the exploration program in the spring of 2008, if we are able to raise the necessary funds from this offering.

The discussions contained herein are managements estimates based on information provided by the professional geologist who prepared the geology report for the project. Because we have not commenced our exploration program, we cannot provide a more detailed discussion of our future plans if we find a viable store of minerals on our property. There is no guarantee that exploitable bentonite mineralization will be found, the quantity and quality of the bentonite if it is found and the extraction process that will be required. We are unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claim if mineralization is found during our exploration program.

ACQUISITION OF THE MINERAL CLAIM

The Sandlot Claim is assigned Tenure Number 526466 and is recorded in the name of Reza Mohammed. The claim is in good standing to January 26, 2010.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has been granted Reza Mohammed, who holds the claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Mohammed who is a Canadian citizen. The Sandlot Claim was staked using the British Columbia Mineral Titles Online computer Internet system.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is located in central British Columbia, approximately 42 road miles east of the City of Prince George on Hwy 16 or about 34 miles, due east as the crow flies. The property occupies the northwest slope of Mount Purden or at about 3 miles east of the Bowron River bridge crossing of Hwy 16 and 0.3 miles south of the west end of Purden Lake.

The property terrain is of moderate relief rising from 2,657 feet in the northwest corner of the Claim boundary crossing Hwy 16 to 3,937 feet in the extreme southeast corner of the property. Moss covered talus slopes are well developed in some of the creeks near the east side of the property. Vegetation on the claim consists of mature growths of hemlock, balsam, red and yellow cedar with undergrowth of Devil's Club, ferns, raspberry vines and a thick moss blanket in some areas. The claim area has never been logged; in addition to the numerous dead falls with the thick underbrush and wet conditions associated with the north facing topography makes traversing of this particular area rather arduous.

The area where the property is located experiences 70 to 75 inches of precipitation annually of which 25% may occur as a snow equivalent. Winters generally last from November through March.

Access to the property from Vancouver B.C. is via Hwy 1 heading east to Hope and then north on to Prince George, for a road distance of about 497 miles. From Prince George take Hwy 16 east to Purden Lake then on to the Purden lake ski hill road, bearing to the south, proceed uphill for about 1 mile to the second switch bend, the eastern boundary of the property lies about 0.3 miles due west on foot. The extreme northwest corner of the property is accessible via Hwy 16; the old logging roads to the south of the property are impassable. A 4x4 vehicle is not necessary as most of the property is accessible only on foot. The city of Prince George is the nearest community providing food, lodging amenities, rail and major highway links, road equipment operations for the logging industry and emergency medical facilities.

The property terrain is of moderate relief rising from 2,657 feet in the northwest corner of the Claim boundary crossing Hwy 16 to 3,937 feet in the extreme southeast corner of the property. Moss covered talus slopes are well developed in some of the creeks near the east side of the property. Vegetation on the claim consists of mature growths of hemlock, balsam, red and yellow cedar with undergrowth of Devil's Club, ferns, raspberry vines and a thick moss blanket in some areas. The claim area has never been logged; in addition to the numerous dead falls with the thick underbrush and wet conditions associated with the north facing topography makes traversing of this particular area rather arduous.




         [MAP SHOWING THE GENERALIZED LOCATION OF THE SANDLOT PROPERTY]

          [MAP SHOWING THE REGIONAL LOCATION OF THE SANDLOT PROPERTY]



HISTORY

The first recorded reference to the Purden Lake showing was in the 1960 Annual Report of the B.C Ministry of Energy, Mines and Petroleum Resources (EMPR), the reference has been reported only as a bentonite occurrence nothing else was recorded.

The only significant referenced material pertaining to the area was an Airborne Geophysics Report that covered several areas around Purden Lake. CCH Resources in March of 1980 engaged Apex Airborne Surveys Ltd., of Vancouver B.C. to perform Helicopter Magnetic and Electromagnetic surveys on the Purden Lake, Nook, Eighteen Mile Creek, and Towkuh Creek areas of the Bowron River. The report covered four areas that were selected as of a result of a reconnaissance geochemical survey completed in the 1979 season. The purpose of the airborne geophysics survey was to locate potential exploration conductor targets that could be the source of the geochemical anomalies found in the particular areas. A total of 313 line kilometers were flown over the Purden Lake area.

The geophysical data from the program delineated the lithological units and also yielded two areas with low conductive anomalies that may demonstrate a concentration of massive sulphides. The first anomaly identified is indicative of magnetic rocks, however the conductance is low and centered in a ravine. The first anomaly is located northeast of property. The second anomaly identified a very small response but a significant line to line correlation. The second anomaly lies about south the property.

     [MAP SHOWING THE TOPOGRAQPHY AND HILLSHADE OF THE SANDLOT CLAIM AREA]



GEOLOGICAL SETTING

REGIONAL & LOCAL GEOLOGY

The rocks of the general area comprise of an assortment of mainly Palaeozoic and Mesozoic sedimentary, metamorphic and volcanic rocks; tertiary rocks are confined to the Eocene coal bearing clastics of the Bowron River Valley just east of the Sandlot Property. Glacial deposits are widespread within the valley of the Bowron River and the Purden Lake area.

Based upon the mapping by the Government of B.C, two prominent geological terranes are recognized within the area surrounding the Sandlot Property namely the Cariboo and Slide Mtn Terranes. The Sandlot Property lies entirely within the Slide Mtn, Volcanic/Sedimentary Group; this sequence is bounded on the northeast by the northwest trending McLeod Lake Fault and on the southwest by sub-parallel structures along Bateman Creek.

PROPERTY GEOLOGY

The property appears to be entirely underlain by the Slide Mtn Group of mafic volcanics and deep water marine argillites/cherts. The property has very little exposure of rock outcrops except in the lower highway road cut and only on the upper course of the traverse taken by the author. Based upon the limited investigation by the author reveals only one distinct structural rock parcel evidenced on the property; a unit of predominately grey-green colored, pyritic, massive basalt with minor intercalated beds of chert and argillite.

PROPERTY MINERALIZATION

The purpose of this program was to locate the bentonite showing at Purden Lake, however the environment where the showing is presumed to occur is not typical for these types of deposits. Bentonite deposits usually occur in a Tertiary volcanic setting where volcanic ash is deposited in either a fresh water or marine basin of temperate climatic conditions characterized by a low energy setting. The ash reacts with the water environment altering the ejecta's glass component into bentonite. The tectonic setting for bentonite is virtually continental or continental platform environment and sometimes in an island-arc situation.

Bentonite occurs in two forms of montmorillonite minerals: the sodium bentonite swells in contact with water and has a variety of industrial uses including its primary use as absorbents; the calcium bentonite is non-swelling with water but is used extensively in ceramics and cosmetic industry. Weathering of these




              [PRELIMINARY GEOLOGICAL MAP OF THE SANDLOT PROPERTY] deposits can increase the colloidal properties or may decrease the calcium ion component. Bentonite or montmorillonite can also occur in a hydrothermal alteration environment where the parent host rock is subjected to hydrothermal fluids; hence it is this type of depositional environment proposed for the Purden Lake showing based on its hillside location rather than a typical basin type setting.

COMPETITION

We do not compete directly with anyone for the exploration or removal of bentonite or other minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of bentonite. Therefore, we will likely be able to sell any bentonite that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment, such as bulldozers and excavators, that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada, generally, and in British Columbia, specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body, as it is deemed
"low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources (BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $3,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,500.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Lisa Lopomo who currently devotes 5 hours per week to company matters and after receiving funding she plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

             MANAGEMENT'S DISCUSSION & ANALYSIS OR PLAN OF OPERATION

Our cash balance at September 30, 2007 was $3,397. We believe our cash balance is sufficient to fund our limited levels of operations for the next twelve months. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $5,000 in equity securities to pay for our minimum level of operations. On January 2, 2007 our director, Lisa Lopomo, paid $5,000 on our behalf for the cost of the mining claim. She was issued 1,000,000 shares of common stock at $.005 per share for a total of $5,000 in exchange for the cash paid out. On July 21, 2007 she was issued 1,000,000 shares in exchange for $5,000, or $0.005 per share.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program, even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the two phases of the exploration program on our claim recommended by the consulting geologist which consists of geological mapping, soil and rock sampling, magnetometer survey and trenching. In addition to the $46,620 we anticipate spending for Phases 1 & 2 of the exploration program, as outlined below, we anticipate spending an additional $8,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $54,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

The following two phase exploration proposal and cost estimates are offered with the understanding that second phase is contingent upon encouraging results being obtained from the first phase:

                                 PHASE 1 BUDGET
           Geologist 10 days @ $500/day                      $ 5,000
           Technologist 10days @ $300/day                    $ 3,000
           Vehicle 10 days @ $100/day                        $ 1,000
           Rock Samples 20 @ $50 each                        $ 1,000
           Soil Samples 50 @ $40 each                        $ 2,000
           Lodging 10 days @ $120/day/ person                $ 2,400
           Expenses, food, fuel and  field supplies          $ 2,000
           Report                                            $ 2,000
                                                             -------
                            TOTAL (US DOLLARS)               $18,400
                                                             =======

Contingent upon favorable results from Phase 1, the following Phase 2 work program is recommended. Phase 2 will consist of a magnetometer survey and trenching.

                                 PHASE 2 BUDGET
           Bond                                              $ 5,000
           Geologist 8 days @ $500/day                       $ 4,000
           Technologist 8 days @ $300/day                    $ 2,000
           Vehicle 8 days @ $100/day                         $   800
           Magnetometer Survey                               $ 5,000
           Rock Samples 50 @ $50 each                        $ 2,500
           Expenses, food and field supplies                 $ 2,000
           Report                                            $ 2,000
           Lodging 8 days @ $120/day/person                  $ 1,920
           Trenching                                         $ 3,000
                            TOTAL (US DOLLARS)               $28,220
                                                             -------
                   GRAND TOTAL PHASE 1 & 2 (US DOLLARS)      $46,620
                                                             =======

No recommendations for drilling on the Sandlot Claim can be made at this time. Once exploration proceeds through Phase 2 the decision to commence with drilling could be made.

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claim in the spring of 2008. We expect this phase to take 10 days to complete and an additional one to two months for the geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional geologist's report, and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. The estimated this program will take approximately 8 days to complete, and an additional one to two months for the geologist to receive the results from the assay lab and prepare his report.

Subject to financing, we anticipate commencing the second phase of our exploration program in summer 2008. We have a verbal agreement with Jakobus George Coetzee, P.Geo., who prepared the geology report on the Sandlot Claim, to retain his services for our planned exploration program. Mr. Coetzee graduated with a BSc (Honors) in Geology from University of Pretoria in South Africa in 1981 and is a member of the Society of Economic Geologists. He has worked as an exploration and mine geologist for more than 24 years in South Africa, North America and Mexico. We will require additional funding to proceed with any subsequent work on the claim; we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the "Use of Proceeds" section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program and there are no remaining funds in the company. While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in our portfolio, on which the net proceeds of the offering will be spent, is the Sandlot Claim, staked online as per British Columbia Regulations. The mineral claim has a total surface area of approximately 472 acres, included within 10 cells. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $5,000 through the sale of common stock to our officer who purchased 1,000,000 shares of our common stock at $0.005 per share on November 30, 2006. On January 2, 2007 our director, Lisa Lopomo, paid $5,000 on our behalf for the cost of the mining claim. She was issued 1,000,000 shares of common stock at $.005 per share for a total of $5,000 in exchange for the cash paid out. On July 21, 2007 Ms. Lopomo was issued 1,000,000 shares of common stock in exchange for $5,000, or $0.005 per share. Our financial statements from inception (November 30, 2006) through September 30, 2007 report no revenues and a net loss of $11,603.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

We report revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

PRO FORMA COMPENSATION EXPENSE

No stock options have been issued by Purden Lake Resource Corp. Accordingly; no pro forma compensation expense is reported in these financial statements.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

We expense all costs related to the acquisition and exploration of mineral properties in which we have secured exploration rights prior to establishment of proven and probable reserves. To date, we have not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

We record depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for our income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that we will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires us to disclose, when reasonably attainable, the fair market values of our assets and liabilities which are deemed to be financial instruments. Our financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

We compute per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently utilizing space at the office of our president at 23 Mechanic Street, Red Bank, NJ 07701. The premises are provided to us on a rent-free basis. We believe the current premises are sufficient for our needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lisa Lopomo will not be paid for any underwriting services that she performs on our behalf with respect to this offering. She will not receive any interest on any funds that she may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On November 30, 2006, a total of 1,000,000 shares of common stock were issued to Lisa Lopomo at $0.005 per share or $5,000. On January 2, 2007 our director, Lisa Lopomo, paid $5,000 on our behalf for the cost of the mining claim. She was issued 1,000,000 shares of common stock at $.005 per share for a total of $5,000 in exchange for the cash paid out. On July 21, 2007, Ms. Lopomo was issued 1,000,000 shares of common stock in exchange for $5,000, or $0.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Purden Lake Resource Corp., and, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this prospectus, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus we have one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     -- contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     -- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     -- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     -- contains a toll-free telephone number for inquiries on disciplinary actions;

     -- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     -- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     --   the bid and offer quotations for the penny stock;

     -- the compensation of the broker-dealer and its salesperson in the transaction;

     -- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     -- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised solely of Lisa Lopomo.

                           Summary Compensation Table

Name &                                                  All other
principal                                                Compen-
position          Year      Salary($)     Bonus($)       sation($)        Total
--------          ----      ---------     --------       ---------        -----

Lisa Lopomo       2007        -0-           -0-            -0-             -0-
President         2006        -0-           -0-            -0-             -0-

There are no current employment agreements between the company and its executive officer.

On November 30, 2006, a total of 1,000,000 shares of common stock were issued to Lisa Lopomo in exchange for cash in the amount of $5,000 U.S., or $.005 per share. On January 2, 2007 our director, Lisa Lopomo, paid $5,000 on our behalf for the cost of the mining claim. She was issued 1,000,000 shares of common stock at $.005 per share for a total of $5,000 in exchange for the cash paid out. On July 21, 2007, 1,000,000 shares were issued to Ms. Lopomo in exchange for $5,000 cash, or $0.005 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Lisa Lopomo currently devotes approximately 5 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Purden Lake Resource Corp. for the period ended March 31, 2007, and related notes, included in this prospectus have been audited by Bernstein & Pinchuk LLP, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting. The financial statements for the period ended September 30, 2007, and related notes, included in this prospectus have been prepared by the Company and reviewed by Bernstein & Pinchuk LLP.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Purden Lake Resource Corp.

We have audited the accompanying balance sheets of Purden Lake Resource Corp. ("the Company") as of March 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period November 30, 2006 (inception) to March 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2007 and the results of its operations and its cash flows for the period November 30, 2006 (inception) to March 31, 2007 in conformity with accounting principles generally accepted in the United States of America.


/s/ Bernstein & Pinchuk LLP
---------------------------------
New York, New York
May 22, 2007

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                                  Balance Sheet
                                 March 31, 2007
--------------------------------------------------------------------------------


                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                             $ 4,968
                                                                        -------
      TOTAL CURRENT ASSETS                                              $ 4,968
                                                                        =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                    $    --
                                                                        -------
      TOTAL CURRENT LIABILITIES                                              --

STOCKHOLDERS' EQUITY:
  Common stock at $0.001 par value; 75,000,000 shares
   authorized; 2,000,000 shares issued and outstanding
   as of March 31, 2007                                                 $ 2,000
  Additional paid-in capital                                              8,000
  Deficit accumulated during exploration stage                           (5,032)
                                                                        -------

      TOTAL STOCKHOLDERS' EQUITY                                          4,968
                                                                        -------
                                                                        $ 4,968
                                                                        =======


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                              November 30, 2006
                                                                (inception)
                                                                 through
                                                                 March 31,
                                                                   2007
                                                                -----------

REVENUES                                                        $        --
                                                                -----------

GENERAL & ADMINISTRATIVE EXPENSES                                     5,032
                                                                -----------

NET LOSS                                                        $    (5,032)
                                                                ===========

BASIC AND DILUTED LOSS PER SHARE                                $     (0.00)
                                                                ===========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        1,729,508
                                                                ===========


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
--------------------------------------------------------------------------------

                                                       Common Stock
                                                 ------------------------     Additional                     Total
                                                 Numbers of                     Paid-in     Accumulated   Stockholders'
                                                   Shares          Amount       Capital       Deficit        Equity
                                                   ------          ------       -------       -------        ------
November 30, 2006 (inception) Stock
issued for cash @ $0.005 per share                1,000,000       $ 1,000       $ 4,000      $     --       $ 5,000

January 2, 2007 Stock issued for cash
advanced for mining claims @ $0.005 per share     1,000,000         1,000         4,000                       5,000

Net loss                                                                                       (5,032)       (5,032)
                                                 ----------       -------       -------      --------       -------

Balance, March 31, 2007                           2,000,000       $ 2,000       $ 8,000      $ (5,032)      $ 4,968
                                                 ==========       =======       =======      ========       =======


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                              November 30, 2006
                                                                (inception)
                                                                  through
                                                                  March 31,
                                                                    2007
                                                                  --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $ (5,032)
                                                                  --------
      NET CASH USED IN OPERATING ACTIVITIES                         (5,032)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                           2,000
  Additional paid-in capital                                         8,000
                                                                  --------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                     10,000
                                                                  --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            4,968
                                                                  --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $  4,968
                                                                  ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                   $     --
                                                                  ========
  Income Taxes paid                                               $     --
                                                                  ========


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 1. ORGANIZATION

Purden Lake Resource Corp. ("the Company") was incorporated under the laws of the State of Delaware on November 30, 2006 and has been inactive since inception. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization, and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - EXPLORATION STATE COMPANY

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of an "Exploration Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of an exploration stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

B. Basic Loss per Share

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D. Stock transaction

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

E. Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

G. Impact of New Accounting Standards

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from November 30, 2006 (inception) to March 31, 2007. This condition raises substantial doubt about the Company's ability to continue as a going concern.

Because the Company is currently in the exploration stage and has minimal expenses, management believes that the company's current cash of $4,968 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,500,000 shares for sale at $.02 per share to raise capital of $50,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Lisa Lopomo, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 6. STOCK TRANSACTIONS

On November 30, 2005 the Company issued 1,000,000 shares of common stock to Lisa Lopomo for cash valued at $0.005 per share for a total of $5,000.

On January 2, 2007, Lisa Lopomo paid $5,000 on behalf of the Company for the cost of the mining claims. The Company issued 1,000,000 shares of common stock at $0.005 per share for a total of $5,000 to Lisa Lopomo in exchange for the cash paid out for the mining claims..

The Company had 2,000,000 shares of common stock issued and outstanding as of March 31, 2007.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2007


NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2007:

Common stock, $ 0.001 par value; 75,000,000 shares authorized; 2,000,000 shares issued and outstanding.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                  As of              As of
                                                               September 30,        March 31,
                                                                   2007               2007
                                                                 --------           --------
                                                                (Unaudited)
                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                      $  3,397           $  4,968
                                                                 --------           --------

      TOTAL CURRENT ASSETS                                       $  3,397           $  4,968
                                                                 ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                             $     --           $     --
                                                                 --------           --------

      TOTAL CURRENT LIABILITIES                                        --                 --

STOCKHOLDERS' EQUITY:
  Common stock at $0.001 par value; 75,000,000 shares
   authorized; 3,000,000 shares and 2,000,000 shares
   issued and outstanding as of September 31, 2007 and
   March 31, 2007                                                $  3,000           $  2,000
  Additional paid-in capital                                       12,000              8,000
  Deficit accumulated during exploration stage                    (11,603)            (5,032)
                                                                 --------           --------

      TOTAL STOCKHOLDERS' EQUITY                                    3,397              4,968
                                                                 --------           --------

                                                                 $  3,397           $  4,968
                                                                 ========           ========


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                            Statements of Operations
                                    Unaudited
--------------------------------------------------------------------------------

                                                                                 November 30, 2006
                                          Three Months          Six Months          (inception)
                                             Ended                Ended               through
                                          September 30,        September 30,        September 30,
                                              2007                 2007                 2007
                                           ----------           ----------           ----------
REVENUES                                   $       --           $       --           $       --
                                           ----------           ----------           ----------

GENERAL & ADMINISTRATIVE EXPENSES               1,761                1,771                6,803
PROFESSIONAL FEES                               4,800                4,800                4,800
                                           ----------           ----------           ----------

NET LOSS                                   $   (6,561)          $   (6,571)          $  (11,603)
                                           ==========           ==========           ==========

BASIC AND DILUTED LOSS PER SHARE           $    (0.00)          $    (0.00)
                                           ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                  2,782,609            2,393,443
                                           ==========           ==========


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                             November 30, 2006
                                                           Six Months          (inception)
                                                             Ended               through
                                                          September 30,        September 30,
                                                              2007                 2007
                                                            --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $ (6,571)            $(11,603)
                                                            --------             --------
          NET CASH USED IN OPERATING ACTIVITIES               (6,571)             (11,603)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                     1,000                3,000
  Additional paid-in capital                                   4,000               12,000
                                                            --------             --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES            5,000               15,000
                                                            --------             --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          (1,571)               3,397
                                                            --------             --------

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               4,968                   --
                                                            --------             --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $  3,397             $  3,397
                                                            ========             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                             $     --             $     --
                                                            ========             ========
  Income Taxes paid                                         $     --             $     --
                                                            ========             ========


                       See Notes to Financial Statements

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2007
                                   (Unaudited)


NOTE 1 -- ORGANIZATION

Purden Lake Resource Corp. ("the Company") was incorporated under the laws of the State of Delaware on November 30, 2006 and has been inactive since inception. The Company was formed to engage in the acquisition, exploration and development of natural resources properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization, and development of its business plan. The Company has not commenced operations.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - EXPLORATION STATE COMPANY

The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of an "Exploration Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of an exploration stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

A. ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31, year-end.

B. BASIC LOSS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2007
                                   (Unaudited)


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

D. STOCK TRANSACTION

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

G. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2007
                                   (Unaudited)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from November 30, 2006 (inception) to September 30, 2007. This condition raises substantial doubt about the Company's ability to continue as a going concern.

Because the Company is currently in the exploration stage and has minimal expenses, management believes that the company's current cash of $3,397 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,500,000 shares for sale at $.02 per share to raise capital of $50,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Lisa Lopomo, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                           PURDEN LAKE RESOURCE CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                               September 30, 2007
                                   (Unaudited)


NOTE 6. STOCK TRANSACTIONS

On November 30, 2006 the Company issued 1,000,000 shares of common stock to Lisa Lopomo for cash valued at $0.005 per share for a total of $5,000.

On January 2, 2007, Lisa Lopomo paid $5,000 on behalf of the Company for the cost of the mining claims. The Company issued 1,000,000 shares of common stock at $0.005 per share for a total of $5,000 to Lisa Lopomo in exchange for the cash paid out for the mining claims.

On July 21, 2007 the Company issued 1,000,000 shares of common stock to Lisa Lopomo for cash valued at $0.005 per share for a total of $5,000.

The Company had 3,000,000 shares of common stock issued and outstanding as of September 30, 2007.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2007:

Common stock, $ 0.001 par value; 75,000,000 shares authorized; 3,000,000 shares issued and outstanding.